EXHIBIT 10.9

                                AGREEMENT BETWEEN

                          WESTERN MESQUITE MINES, INC.
                             (a Nevada Corporation)

                                       AND

                    HARRISON WESTERN CONSTRUCTION CORPORATION
                            (a Colorado Corporation)

--------------------------------------------------------------------------------

AGREEMENT

Made as of the 1st day of September in the year of 2003

BETWEEN the Owner:

Western Mesquite Mines, Inc.
7000 Independence Parkway
Suite 160, #135
Plano, Texas 75025


and the Operations Manager:

Harrison Western Construction Corporation
1208 Quail Street
Lakewood, Colorado 80215

The Owner and Operations Manager agree as set forth below.

The Project is:

     Name:         Mesquite Mine

     Location:     Imperial County, California

     Description:  Scope of Work

     1. Western Mesquite Mines, Inc. (the Owner) is entering into a contract with Harrison Western Construction Corporation (the Operations Contractor) for contract operation of the Mesquite Mine located in Imperial County, California.

     2. The contract will have an initial term of six (6)months from the date hereof and shall be automatically renewed until terminated. The contract can be terminated by either party by giving three (3) months notice to the other party after the initial term.

     3. The functions and responsibilities of the Operations Contractor are generally as follows:

          a. Provide the necessary expertise in the technical disciplines of heap leaching operations including leaching, carbon handling, carbon stripping, carbon regeneration, and gold refining as well as general gold metallurgy to continue to meet the gold production goals established by the Owner.

          b. Provide the engineering, mining, metallurgical, mechanical, electrical, administrative, supervisory, and managerial expertise to set up the operation for Owner's take over of the operating responsibilities at the end of the contract.

     4. The Operations Contractor will provide the technical, administrative, and operational services to operate and maintain the Mesquite leach facility.


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
     5. The Operations Contactor will consult with Newmont personnel as required to affect the transition from Newmont and develop and implement other production support functions as may be required.

     6. Concurrent with the operations and maintenance of the plant, the Operations Contractor will provide Technical Services to Owner in the following areas to allow a smooth transition from contract operations to Owner operations with minimal production interruptions:

          a. Evaluate and report on the on-site production equipment, ancillary support equipment, spares, production practices and procedures, labor requirements, and other services required to create an operation capable of meeting the production requirements established by Owner.

          b. Develop gold accounting, sampling and assaying procedures to enable the accounting of gold from the heaps and through the carbon strip circuit and refinery.

          c. Implement the necessary procedures to continue compliance with the environmental and operating permits including gathering samples and taking necessary readings and measurements.

     7. The Operations Contractor will perform the scope of work described above on a cost reimbursable basis plus a fee. The cost shall be actual costs and the fee shall be 10% of the reimbursable costs.

     8. An imprest fund of approximately one month's operating costs will be established and funded and all payments will be sourced from that fund. The Operations Contactor will forecast cash requirements and Owner will place funds into the account two times per month to accomplish the production plan and maintain the one month balance.

     9. Invoices will be submitted two times per month and payment shall be due within 5 days of the date of invoice.

     10. In addition to the 10% fee that is due to the Operations Contractor from the Site Operations, Owner agrees to pay Operations Contractor a Management Fee of $10,000.00 per month to cover home office support such as Executive Management oversight, as well as communications systems and software support at the home office level. This fee eliminates the need to track and bill for copying, phone charges, and other incidental charges that occur when managing an operation.

     11. Travel to site or on behalf of the operation would, however, be additional and would be billed at cost.

     12. All costs of insurance directly attributable to the Project, including workman's compensation, will be billed to Owner.

     13. Payroll related costs and all other clerical and administrative costs directly related to the Mesquite operations will be billed on a cost plus a fee basis per the attached rate schedule.

     14. The contract to provide the design, engineering, procurement and construction services for the carbon stripping plant and gold refinery are to be billed separately.




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
The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction is referred to herein (a copy is attached).





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
                                TABLE OF CONTENTS


ARTICLE 1      GENERAL PROVISIONS
          1.1  Relationship to Parties
          1.2  General Conditions
          1.3  Contract Sum, Contract Time and Changes in the Work

ARTICLE 2      OPERATIONS CONTRACTOR'S RESPONSIBILITIES
          2.1  Preconstruction Phase
          2.2  Control Estimate and Contract Time
          2.3  Construction Phase
          2.4  Professional Services
          2.5  Unsafe Materials

ARTICLE 3      OWNERS'S RESPONSIBLITIES
          3.1  Information and Services
          3.2  Owner's Designated

ARTICLE 4      COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES
          4.1  Compensation
          4.2  Payments

ARTICLE 5      COMPENSATION FOR CONSTRUCTION PHASE SERVICES
          5.1  Compensation
          5.2  Changes in the Work

ARTICLE 6      COST OF WORK FOR CONSTRUCTION PHASE
          6.1  Costs To Be Reimbursed
          6.2  Costs Not To Be Reimbursed
          6.3  Discounts, Rebates and Refunds
          6.4  Accounting Records

ARTICLE 7      CONSTRUCTION PHASE PAYMENTS
          7.1  Progress Payments
          7.2  Final Payment

ARTICLE 8      INSURANCE AND BONDS
          8.1  Insurance Required of the Operations Contractor
          8.2  Insurance Required of the Owner
          8.3  Performance Bond and Payment Bond

ARTICLE 9      MISCELLANEOUS PROVISIONS
          9.1  Dispute Resolution for the Preconstruction Phase
          9.2  Dispute Resolution for the Construction Phase
          9.3  Other Provisions

ARTICLE 10     TERMINATION OR SUSPENSION
          10.1 Termination Prior to the Owner's Approval of the Control Estimate
          10.2 Termination Subsequent to the Owner's Approval of the Control Estimate
          10.3 Notice of Termination
          10.4 Suspension

ARTICLE 11     OTHER CONDITIONS AND
               SERVICES


EXHIBIT A      PERSONNEL RATE SCHEDULE


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                                    ARTICLE 1
                                    ---------
                               GENERAL PROVISIONS

1.1     RELATIONSHIP  OF  PARTIES

The Operations Contractor accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Operations Contractor's reasonable skill and judgment in furthering the interests of the Owner. The Operations Contractor shall furnish construction administration and management services and use the Operations Contractor's best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Operations Contractor and other persons or entities employed by the Owner for the Project.

1.2     GENERAL  CONDITIONS

For any Construction Phase, the General Conditions of the Contract shall be the 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, which is incorporated herein by reference and which shall apply except as specifically noted in this Agreement. For the Pre construction Phase, including Preconstruction Phase activities which proceed concurrently with the Construction Phase, AIA Document A201 shall not apply except as specifically provided in this Agreement. If anything in AIA Document A201 is inconsistent with or is modified by this Agreement, this Agreement shall govern.
Modifications of AIA Document A201 by this Agreement shall not apply to Sub contractors except as provided in Paragraph 2.5 of this Agreement. The term "Contractor" as used in AIA Document A201 shall mean the Operations Contractor.

1.3     CONTRACT  SUM,  CONTRACT  TIME  AND
        CHANGES  IN  THE  WORK

[Deleted]


                                    ARTICLE 2
                                    ---------

                    OPERATIONS CONTRACTOR'S RESPONSIBILITIES

The Operations Contractor shall perform the services described in this Contract. The service to be provided under Paragraphs 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Operations Contractor agree, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases will proceed concurrently.


2.1     PRECONSTRUCTION  PHASE

2.1.1   PRELIMINARY  EVALUATION

[Deleted]

2.1.2   CONSULTATION

The Operations Contractor shall schedule and attend regular meetings with the Owner. The Operations Contractor shall consult with the Owner regarding site use and improvements, and the selection of materials, building systems and equipment. The Operations Contractor shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost including estimates of alternative designs or materials, preliminary budgets and possible economies.

2.1.3     PRELIMINARY  PROJECT  SCHEDULE

When Project requirements described in Subparagraph 3.1.1 have been sufficiently identified, the Operations Contractor shall prepare, and periodically update, a preliminary Project schedule for the Owner's approval. The Operations Contractor shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner and Operations Contractor. As design proceeds, the preliminary Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of the Control Estimate, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead time procurement, Owner's occupancy requirements showing portions of the Project having occupancy priority, and estimated date of Substantial Completion. If preliminary Project schedule updates indicate that previously approved schedules may not be met, the Operations Contractor shall make appropriate recommendations to the Owner.


2.1.4     PHASED  CONSTRUCTION

[Deleted]

2.1.5     PRELIMINARY  COST  ESTIMATES

2.1.5.1 When the Owner has sufficiently identified the Project requirements, the Operations Contractor shall prepare, for the review and approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.

2.1.5.2 When Schematic Design Documents have been prepared and approved by the Owner, the Operations


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
Contractor shall prepare for the review and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Operations Contractor shall update and refine this estimate at appropriate intervals agreed to by the Owner and Operations Contractor.

2.1.5.3 When Design Development Documents have been prepared and approved by the Owner, the Operations Contractor shall prepare a detailed estimate with supporting data for review and approval by the Owner. During the preparation of the Construction Documents, the Operations Contractor shall update and refine this estimate at appropriate intervals agreed to by the Owner and Operations Contractor.

2.1.5.4 If any estimate submitted to the Owner exceeds previously approved estimates or the Owner's budget, the Operations Contractor shall make appropriate recommendations to the Owner.

2.1.6     SUBCONTRACTORS  AND  SUPPLIERS

If required, Operations Contractor shall develop subcontractor interest in the Project and shall furnish to the Owner for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals may be requested for that specific portion of the Work.

2.1.7     LONG-LEAD  TIME  ITEMS

The Operations Contractor shall recommend to the Owner a schedule for procurement of long-lead time items which will constitute part of the Work as required to meet the Project Schedule. If such long-lead time items are procured by the Owner, they shall be procured on terms and conditions acceptable to the Operations Contractor. Upon the Owner's approval of the Control Estimate, all contracts for such items shall be assigned by the Owner to the Construction Manger, who shall accept responsibility for such items as if procured by the Operations Contractor. The Operations Contractor shall expedite the delivery of long-lead time items.

2.1.8     EXTENT  OF  RESPONSIBILTY

The Operations Contractor agrees to exercise reasonable skill and judgment in the preparation of schedules and estimates, but does not warrant or guarantee any schedules or estimates or line items within such estimates, even though approved by the Owner, including the Control Estimate and the estimated date of Substantial Completion, except as otherwise provided under Clause 2.2.4.5. The recommendations and advice of the Operations Contractor concerning design alternatives shall be subject to the review and approval of the Owner and the Owner's professional consultants. It is not the Operations Contractor's responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Operations Contractor recognizes that portions of the Drawings and Specifications are at variance, the Operations Contractor shall promptly notify the Owner in writing.

2.1.9     EQUAL  EMPLOYMENT  OPPORTUNITY AND  AFFIRMATIVE  ACTION

The Operations Contractor shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.

2.2     CONTROL  ESTIMATE  AND  CONTRACT TIME

2.2.1 In accordance with the preliminary Project schedule established in Subparagraph 2.l.3, the Operations Contractor shall prepare and submit to the Owner in writing a Control Estimate using current information to update the most recently prepared Preliminary Estimate. The Control Estimate shall be the sum of the then-estimated Cost of the Work and the Operations Contractor's Fee, and is the estimate against which actual costs will be measured.

2.2.2 The Operations Contractor shall develop and implement a detailed system of cost control that will provide the Owner with timely information as to the anticipated total Cost of the Work. The cost control system shall compare the Control Estimate with the actual cost for activities in progress and estimates for uncompleted tasks and proposed changes. This information shall be reported to the Owner in writing at mutually agreeable intervals.

2.2.3 As the Drawings and Specifications may not be finished at the time the Control Estimate is prepared, the Operations Contractor shall provide in the Control Estimate for further development of the Drawings and Specifications that is consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as change in scope, systems, kinds and quality of materials, finishes or equipment.

2.2.4  The  Control  Estimate  shall  include:

     .1 A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract.

     .2 A list of the clarifications and assumptions made by the Operations Contractor in the preparation of the Control Estimate to supplement the information contained in the Drawings and Specifications.

     .3 A statement of the estimated Cost of the Work organized by trade categories or systems, and the Operations Contractor's fee.

     .4 A statement of the actual or estimated date of commencement of the Construction Phase and the estimated date of Substantial Completion, with a schedule of the construction documents issuance dates upon which the estimated date of Substantial Completion is based.

     .5 A statement as to whether or not the duration from the stated date of commencement of the Construction Phase to the estimated date of Substantial Completion shall become the Contract Time and be subject to the provisions of Article 8 of AIA Document A201.

2.2.5 The Operations Contractor shall meet with the Owner to review the Control Estimate. In the event that the Owner discovers any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Operations Contractor, who shall make appropriate adjustments to the Control Estimate. When the Control Estimate is acceptable to the Owner, the Owner shall approve it in writing.

2.2.6 Upon the Owner's approval of the Control Estimate, the Contract Documents shall consist of (1) this Agreement, (2) AIA Document A201 and other documents referred to in this Agreement, (3) the documents enumerated in Clause 2.2.4 with the adjustments described in Clause 2.2.5, and (4) Modifications issued subsequent to the Owner's approval of the Control Estimate. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

2.2.7 The Owner shall authorize and cause the revision the Drawings and Specifications to the extent necessary to reflect the agreed upon assumptions and clarifications on which the Control Estimate is based. Such revised Drawings and Specifications shall be furnished to the Operations Contractor in accordance with schedules agreed to by the Owner Operations Contractor. The Operations Contractor shall promptly notify the Owner if such revised Drawings and Specifications are inconsistent with the agreed upon assumptions and clarifications.

2.3      CONSTRUCTION  PHASE

2.3.1    GENERAL

2.3.1.1  The Construction Phase shall commence on the earlier of:

     .1 the Owner's approval of the Control Estimate and issuance of a Notice to Proceed; or

     .2 the Owner's first authorization to the Operations Contractor to award a subcontract, or to undertake a portion of the Work with the Operations Contractor's own forces, or to issue a purchase order for materials or equipment required for the Work.

2.3.1.2 For purposes of Subparagraph 8.1.2 of AIA Document A201, the date of commencement of the Work shall mean the date of commencement of the Construction Phase.

2.3.1.3 Prior to the Owner's approval of the Operations Contractor's Control Estimate and issuance of a Notice to Proceed, the Operations Contractor shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.

2.3.2  ADMINISTRAT1ON

2.3.2.1 Those portions of the Work that the Operations Contractor does not customarily perform with the Operations Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Operations Contractor. The Operations Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner. The Owner will then determine, with the advice of the Operations Contractor which bids will be accepted. The Owner may designate specific persons or entities from whom the Operations Contractor shall obtain bids. The Operations Contractor shall not be required to contract with anyone to whom the Operations Contractor has reasonable objection.

2.3.2.2 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

2.3.2.3 The Operations Contractor shall schedule and conduct meetings at which the Owner, Operations Contractor and appropriate Subcontractors can discuss the status of the Work. The Operations Contractor shall prepare and promptly distribute meeting minutes.

2.3.2.4 Promptly after the Owner's approval of the Control Estimate, the Operations Contractor shall prepare a schedule in accordance with Paragraph 3.10 of AIA Document A201, including the Owner's occupancy requirements.

2.3.2.5 The Operations Contractor shall provide monthly written reports to the Owner on the progress of the entire Work. The Operations Contractor shall maintain a daily log containing a record of weather, Subcontractors


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working  on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner.

2.4     PROFESSIONAL  SERVICES

The Operations Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering, unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Operations Contractor has specifically agreed in writing to provide such services. In such event, the Operations Contractor shall cause such services to be performed by appropriately licensed professionals.

2.5     UNSAFE  MATERIALS

In addition to the provisions of Paragraph 10.1 in AIA Document A201 if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered but not created on the site by the Operations Contractor, the Operations Contractor shall, upon recognizing the condition, immediately stop work in the affected area and report the condition to the Owner in writing. The Owner, Operations Contractor shall then proceed in the same manner described in Subparagraph
10.1.2 of AIA Document A201. The Owner shall be responsible for obtaining the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Operations Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless other wise required by the Contract Documents, the Owner shall furnish in writing to the Operations Contractor the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Operations Contractor will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Operations Contractor has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Operations Contractor has no reasonable objection.

                                    ARTICLE 3
                                    ---------

                            OWNER'S RESPONSIBILITIES

3.1     INFORMATION  AND  SERVICES

3.1.1 The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner's objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

3.1.2 The Owner, upon written request from the Operations Contractor, shall furnish evidence of Project financing prior to the start of the Construction Phase and from time to time thereafter as the Operations Contractor may request. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work.

3.1.3 The Owner shall establish and update an overall budget for the Project, based on consultation with the Operations Contractor, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.

3.1.4     STRUCTURAL  AND  ENVIRONMENTAL
          TESTS,  SURVEYS  AND  REPORTS

The Owner shall furnish the following with reasonable promptness and at the Owner's expense:

3.1.4.1 Reports, surveys, drawings and tests concerning the conditions of the site which are required by law.

3.1.4.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

3.1.4.3 The services of a geotechnical engineer when such services are requested by the Operations Contractor. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

3.1.4.5 The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Operations Contractor.


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The  Operations  Contractor  shall  be entitled to rely upon the accuracy of any such  information,  reports,  surveys,  drawings  and tests described in Clauses
3.1.4.1 through 3.1.4.5, except to the extent that the Operations Contractor knows of any inaccuracy.

3.2     OWNER'S  DESIGNATED
        REPRESENTATIVE

The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Operations Contractor.

3.3     LEGAL  REQUIREMENTS

The Owner shall determine and advise the Operations Contractor of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are necessary to provide the information and services required under Paragraph 3.1.

                                    ARTICLE 4
                                    ---------

          COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

The Owner shall compensate and make payments to the Operations Contractor for Preconstruction Phase services as follows:

4.1     COMPENSATION

4.1.1 For the services described in Paragraphs 2.1 and 2.2, the Operations Contractor's compensation shall be calculated in accordance with Exhibit A Rate Schedule.

4.1.2  [Deleted]

4.1.3 If compensation is based on a multiple of Direct Personnel Expense, Direct Personnel Expense is defined as the direct salaries of the Operations Contractor's personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

4.2     PAYMENTS

4.2.1 Payments shall be made two times per month following presentation of the Operations Contractor's invoice and, where applicable, shall be in proportion to services performed.

4.2.2 Payments are due and payable five (5) days from the date the Operations Contractor's invoice. Amounts unpaid after the date on which payment is due shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

                                    ARTICLE 5
                                    ---------

                  COMPENSATION FOR CONSTRUCTION PHASE SERVICES

The Owner shall compensate the Operations Contractor for Construction Phase services as follows:

5.1     COMPENSATION

5.1.1  [Deleted]

5.2     CHANGES  IN  THE  WORK

5.2.1 The Owner may, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions.

5.2.2 Increased costs for the items set forth in Article 6 which result from changes in the Work shall become part of the Cost of the Work, and the Operations Contractor's Fee shall be adjusted if provided in Paragraph 5.1.

5.2.3 If the Operations Contractor receives any drawings, specifications, interpretations or instructions from the Owner which are inconsistent with the Contract Documents, or encounters unanticipated conditions, any of which will result in a significant change in the cost, scope or estimated date of Substantial Completion in comparison with the Control Estimate, the Operations Contractor shall promptly notify the Owner in writing and shall not proceed with the affected Work until further written instructions are received from the Owner.

5.2.4 If no specific provision is made in Subparagraph 5.1.1 for adjustment of the Operations Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such that, in the aggregate, application of the adjustment provisions of Subparagraph 5.1.1 will cause substantial inequity to the Owner or Operations Contractor, the Operations Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

                                    ARTICLE 6
                                    ---------

                     COST OF THE WORK FOR CONSTRUCTION PHASE

6.1     COSTS  TO  BE  REIMBURSED

6.1.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Operations Contractor in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6.

6.1.2     LABOR  COSTS

     .1 Wages of construction workers directly employed by the Operations Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

     .2 Wages or salaries of the Operations Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement. Personnel stationed at the Operations Contractor's principal office will be included in the Cost of the Work in accordance with the schedule provided in Exhibit A with the Owner's agreement.

     .3 Wages and salaries of the Operations Contractor's supervisory or administrative personnel engaged, at factories, work shops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

     .4 Costs paid or incurred by the Operations Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Clauses 6.1.2.1 through 6.1.2.3.

6.1.3     SUBCONTRACT  COSTS

Payments made by the Operations Contractor to Subcontractors in accordance with the requirements of the subcontracts.

6.1.4     COSTS  OF  MATERIALS  AND  EQUIPMENT  INCORPORATED  IN  THE  COMPLETED
CONSTRUCTION

     .1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

     .2 Costs of materials described in the preceding Clause 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall he sold by the Operations Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

     .1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Operations Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Operations Contractor. Cost for items previously used by the Operations Contractor shall mean fair market value.

     .2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Operations Contractor at the site, whether rented from the Operations Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

     .3   Costs  of  removal  of  debris  from  the  site.

     .4 Reproduction costs, costs of telegrams, facsimile transmissions and long-distance telephone calls, postage and express delivery charges, telephone at the site and reasonable petty cash expenses of the site office.

     .5 That portion of the reasonable travel and subsistence expenses of the Operations Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

6.1.6     MISCELLANEOUS  COSTS

     .1 That portion directly attributable to this Contract of premiums for insurance and bonds.

     .2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Operations Contractor is liable.

     .3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Operations Contractor is required by the Contract Documents to pay.

     .4 Fees of testing laboratories for tests required by the Contract Documents, except those related to nonconforming Work other than that for which payment is permitted by Clause 6.1.8.2.

     .5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Operations Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Operations Contractor's Fee and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of AIA Document A201 or other provisions of the Contract Documents.

     .6   Data  processing  costs  related  to  the  Work.

     .7 Deposits lost for causes other than the Operations Contractor's negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.

     .8 With the Owner's prior written permission, legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Operations Contractor, reasonably incurred by the Operations Contractor in the performance of the Work.

     .9 Expenses incurred in accordance with the Operations Contractor's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, in case it is necessary to relocate such personnel from distant locations.

6.1.7     OTHER  COSTS

     .1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

     .2   [Deleted]

6.1.8     EMERGENCIES  AND  REPAIRS  TO  DAMAGED  OR  NONCONFORMING  WORK

The Cost of the Work shall also include costs described in Subparagraph 6.1.1 which are incurred by the Operations Contractor:

     .1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of AIA Document A201.

     .2 In repairing or correcting damaged or nonconforming Work executed by the Operations Contractor or the Operations Contractor's Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement of the Operations Contractor or the Operations Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Operations Contractor, or the failure of the Operations Contractor's personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the cost of repair or correction is not recover able by the Operations Contractor from insurance, Subcontractors or suppliers.

6.1.9 The costs described in Subparagraphs 6.1.1 through 6.1.8 shall be included in the Cost of the Work, notwithstanding any provision of AIA Document A201 or other Conditions of the Contract which may require the Operations Contractor to pay such costs, unless such costs are excluded by the provisions of Paragraph 6.2.

6.2     COSTS  NOT  TO  BE  REIMBURSED

6.2.1  The  Cost  of  the  Work  shall  not  include:

     .1 Salaries and other compensation of the Operations Contractor's personnel stationed at the Operations Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 6.1.2.1 through 6.1.2.3.

     .2 Expenses of the Operations Contractor's principal office and offices other than the site office except as specifically provided herein.

     .3 Overhead and general expenses, except as may be expressly included herein.

     .4 The Operations Contractor's capital expenses, including interest on the Operations Contractor's capital employed for the Work.

     .5   [Deleted]

     .6 Except as provided in Clause 6.1.8.2, costs due to the negligence of the Operations Contractor or to the failure of the Operations Contractor to fulfill a specific responsibility to the Owner set forth in this Agreement.

     .7   [Deleted]

     .8 Except as provided in Clause 6.1.7.1, any cost not specifically and expressly described herein.

6.3     DISCOUNTS,  REBATES  AND  REFUNDS

6.3.1 Cash discounts obtained on payments made by the Operations Contractor shall accrue to the Owner if (1) before making the payment, the Operations Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Operations Contractor with which to make payments; otherwise, cash dis counts shall accrue to the Operations Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Operations Contractor shall make provisions so that they can be secured.

6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Subparagraph 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

6.4     ACCOUNTING  RECORDS

6.4.1 The Operations Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Operations Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Operations Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                    ARTICLE 7
                                    ---------

                           CONSTRUCTION PHASE PAYMENTS

7.1     ADVANCE  OF  FUNDS

On or before the 20th day of each calendar month during the performance of Work hereunder, Contractor will furnish Owner with its estimate of the expenditures to be incurred by Contractor in the next succeeding calendar month. The estimate shall be reviewed and approved by Owner, and upon such approval Owner shall, by the end of the month during which such estimate is forwarded, pay to Contractor the amount stated therein, adjusted as hereinafter set forth, together with Contractor's fee provided for by Article 5.1.1 for the next succeeding calendar month.

Not later than the 20th day of each calendar month after the effective date of this Contract, Contractor shall prepare and submit to Owner invoices for that portion of the Work performed by Contractor during the preceding month. Should the total amount, including all amounts reimbursable under Article 6 set forth in such invoices be greater than the estimated amount advanced to Contractor for such month, Owner shall pay to Contractor the difference promptly after the receipt of such invoices. Should such total amount set forth on such invoices (with the exception above provided) be less than the estimated amount advanced to Contractor for such month, the difference shall be deducted from the next estimate to be forwarded to Owner. The invoices submitted by Contractor to Owner pursuant to this provision shall be certified and accompanied by such information as Owner may reasonably request.

                                    ARTICLE 8
                                    ---------

                               INSURANCE AND BONDS

8.1     INSURANCE  REQUIRED  OF  THE  OPERATIONS  CONTRACTOR

During both phases of the Project, the Operations Contractor shall purchase and maintain insurance as set forth in Paragraph 11.1 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.1.1 Workers' Compensation and Employers' Liability meeting statutory limits mandated by State and Federal laws. If (1) limits in excess of those required by statute are to be provided, or (2) the employer is not statutorily bound to obtain such insurance coverage, or (3) additional coverages are required, additional coverages and limits for such insurance shall be as follows:

8.1.2 Commercial General Liability, including coverage for Premises-Operations, Independent Contractors' Protective, Products-Completed Operations, Contractual Liability, Personal Injury, and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground hazards):

                                             $1,000,000          Each Occurrence

                                             $2,000,000        General Aggregate

                                             $1,000,000             Personal and
                                                              Advertising Injury

                                             $1,000,000       Products-Completed
                                                            Operations Aggregate

     .1 The policy shall be endorsed to have the General Aggregate apply to this Project only.

     .2 Products and Completed Operations insurance shall be maintained for a minimum period of at least one (1) year after either 90 days following Substantial Completion or final payment, whichever is earlier.

     .3 The Contractual Liability insurance shall include coverage sufficient to meet the obligations in AIA Document A201 under Paragraph 3.18.

8.1.3 Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage:

                                             $1,000,000            Each Accident

8.1.4  Other  coverage:

Umbrella Liability:  $4,000,000 Each occurrence

                     $4,000,000 Annual Aggregate


8.2     INSURANCE  REQUIRED  OF  THE  OWNER

During both phases of the Project, the Owner shall purchase and maintain liability and property insurance, including waivers of subrogation, as set forth in Paragraphs 11.2 and 11.3 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.2.1 Property Insurance:

                                                       $           As required by RMB Capital

                                                       $

8.2.2 Boiler and Machinery insurance with a limit of:  $

8.2.3 The insurance coverages required shall be maintained in full force and effect at all times that the Work defined herein is in effect.

          All policies, whether specifically mentioned above or not, shall name Operations Contractor as additional insureds.

                                    ARTICLE 9
                                    ---------

                            MISCELLANEOUS PROVISIONS

9.1     DISPUTE  RESOLUTION  FOR  THE  PRECONSTRUCTION  PHASE

9.1.1 Claims, disputes or other matters in question between the parties to this Agreement which arise prior to the commencement of the Construction Phase or which relate solely to the Preconstruction Phase services of the Operations Contractor or to the Owner's obligations to the Operations Contractor during the Preconstruction Phase, shall be resolved by mediation or by arbitration. Prior to arbitration, the parties shall endeavor to reach settlement by mediation.

9.1.2 Any mediation conducted pursuant to this Paragraph 9.1 shall be held in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, unless the parties mutually agree other wise. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. Any demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.1.3 Any claim, dispute or other matter in question not resolved by mediation shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise.

9.1.4 Demand for shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration may be made concurrent with a demand for mediation and shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.1.5 No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Operations Contractor, a separate contractor as described in Article 6 of AIA Document A201 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner or Operations Contractor or a separate contractor as described in Article 6 of AIA Document A201 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute agreement to arbitration of a dispute not described in such consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

9.1.6 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

9.2     DISPUTE  RESOLUTION  FOR  THE
        CONSTRUCTION  PHASE

9.2.1 Any other claim, dispute or other matter in question arising out of or related to this Agreement or breach thereof shall be settled in accordance with
Article 4 of AIA Document A201, except that in addition to and prior to arbitration, the parties shall endeavor to reach settlement by mediation in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Any mediation arising under this Paragraph shall be conducted in accordance with the provisions of Subparagraphs 9.1.2 and 9.1.3.

9.3     OTHER  PROVISIONS

9.3.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in the 1987 edition of AIA Document A201, General Conditions of the Contract for Construction.

9.3.2     EXTENT  OF  CONTRACT

This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and the Operations Contractor and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Operations Contractor. If any thing in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

9.3.3     OWNERSHIP  AND  USE  OF  DOCUMENTS

The Drawings, Specifications and other documents are for use solely with respect to this Project. They are not to be used by the Operations Contractor, Subcontractors, Sub-subcontractors or suppliers on other projects, or for additions to this Project outside the scope of the Work, without the specific written consent of the Owner.

9.3.4  GOVERNING  LAW

The Contract shall be governed by the law of the State of Colorado.

9.3.5  ASSIGNMENT

The Owner and Operations Contractor respectively bind them selves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

                                   ARTICLE 10
                                   ----------

                            TERMINATION OR SUSPENSION

[Deleted]

                                     ARTICLE
                                     -------

                          OTHER CONDITIONS AND SERVICES


                                 None included.





This Agreement entered into as of the day and year first written above.

Western Mesquite Mines, Inc., OWNER:      Harrison Western Construction Corporation,
                                          OPERATIONS CONTRACTOR:

By:  /s/ John Ryan                    By:  /s/ Kenneth A. Brunk
     ----------------------------          ------------------------------------------
     John Ryan, Vice President             Kenneth A. Brunk, President and Chief
                                           Executive Officer

Date:  Nov. 7, 2003                   Date: Nov. 7, 2003
       --------------------------           -----------------------------------------

ATTEST:  /s/ Thomas Callicrate        ATTEST:  /s/ Teri L. Roberts
         ------------------------              --------------------------------------